Exhibit 99.3


                  [LETTERHEAD OF SALOMON SMITH BARNEY INC.]




Board of Directors
CV Reit, Inc.
100 Century Boulevard
West Palm Beach, Florida  33417

Members of the Board:

     We hereby consent to the inclusion of our opinion letter dated December 10, 1999 as Appendix B to, and to the reference thereto under the caption "SUMMARY-Opinions of Financial Advisors" and "THE MERGERS-Opinion of CV's Financial Advisor" in, the Joint Proxy Statement/Prospectus of CV Reit, Inc. ("CV") and Kranzco Realty Trust ("Kranzco") relating to the proposed merger transaction involving CV and Kranzco, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Kramont Realty Trust. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                              By:/s/Salomon Smith Barney Inc.
                                -------------------------------------
                                SALOMON SMITH BARNEY INC.


New York, New York
April 10, 2000